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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT: OCTOBER 1, 2002             COMMISSION FILE NO. 1-12785
(DATE OF EARLIEST EVENT REPORTED: OCTOBER 1, 2002)


                       NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                              31-1486870
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                                 (614) 249-7111
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

           On October 1, 2002, pursuant to the Amended and Restated Agreement and Plan of Merger, amended and restated on July 8, 2002 and dated as of August 7, 2001 (the "Merger Agreement"), by and among Nationwide Financial Services, Inc., a Delaware Corporation ("NFS"), Eagle Acquisition Corporation, a Pennsylvania corporation and wholly owned subsidiary of NFS ("Eagle"), and Provident Mutual Life Insurance Company, a Pennsylvania mutual insurance company ("Provident"), NFS and Provident completed the sponsored demutualization (the "Sponsored Demutualization") of Provident. Pursuant to the Amended and Restated Plan of Conversion of Provident, amended and restated on August 1, 2002 and dated as of December 14, 2001 (the "Plan of Conversion"), Provident converted from a mutual insurance company to a stock insurance company in a process known as a "demutualization." Immediately thereafter, Eagle merged with and into Provident, with Provident as the surviving corporation. As a result of the Sponsored Demutualization, Provident, which has been renamed Nationwide Life Insurance Company of America ("NLICA"), has become a wholly owned subsidiary of NFS.

           In accordance with the terms of the Plan of Conversion and the Merger Agreement, which are incorporated herein by reference, the membership interests of policyholders of Provident were extinguished and certain policyholders of Provident (the "Eligible Members") were allocated consideration in the form of shares of Provident common stock for the purpose of effecting the demutualization. In the demutualization, certain Eligible Members were issued shares of Provident common stock (which were held on their behalf by a conversion agent) and other Eligible Members received cash or policy credits, depending on the types of policies held as well as certain other factors. Immediately after the demutualization, Eagle merged with and into Provident and all shares of Provident common stock that were issued to Eligible Members were exchanged for shares of NFS Class A common stock, cash or policy credits. NFS Class A common stock is listed on the New York Stock Exchange and trades under the ticker symbol "NFS".

           The issuance of NFS Class A common stock in the Merger was registered under the Securities Act of 1933, as amended, on a Form S-4 (File No. 333-90200) filed with the Securities and Exchange Commission on June 11, 2002, and as thereafter amended on August 2, 2002 (the "Registration Statement"). The Registration Statement was declared effective on August 2, 2002.

           The aggregate amount of consideration to be delivered to Provident's Eligible Members in the Sponsored Demutualization is approximately $1.12 billion, which, as it relates to the approximately 32 million shares of NFS' Class A common stock issued as consideration to Eligible Members, is based on the closing price of NFS Class A common stock on September 30, 2002. NFS funded a portion of the cash and the policy credits delivered to the Eligible Members through a capital contribution to Eagle using proceeds from a senior note offering completed on June 24, 2002. Provident funded a portion of the cash and policy credits delivered to Eligible Members from internal funds.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c) Exhibits.

           Exhibit 99.1 Press release of NFS, dated October 1, 2002, announcing that on October 1, 2002 the sponsored demutualization of Provident became effective and Provident, now known as NLICA, has become a wholly owned subsidiary of NFS.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NATIONWIDE FINANCIAL SERVICES, INC.
                                          (Registrant)

Date: October 1, 2002                     /s/ Mark R. Thresher
                                          -------------------------------------
                                          Mark R. Thresher, Senior Vice
                                          President - Finance
                                          (Chief Accounting Officer)